UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2007

Reptron Electronics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-23426	38-2081116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13700 Reptron Boulevard, Tampa, Florida 33626

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 854-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

On February 5, 2007, Reptron Electronics, Inc., (the “Company”), Kimball Electronics Manufacturing, Inc., (“Kimball”), and Gator Electronics, Inc., a wholly-owned subsidiary of Kimball (“Merger Sub”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 18, 2006, by and among the Company, Kimball and Merger Sub. The Amendment provides for an increase in the aggregate consideration to be received by the Company’s stockholders pursuant to the Merger Agreement from $0.68 to $0.75 per share in cash. In addition, the Amendment provides that each in-the-money option (an option with an exercise price lower than $0.75 per share) to purchase our common stock outstanding as of the effective time of the merger, whether vested or unvested, will be terminated in consideration for a cash payment equal to the excess of $0.75 over the exercise price for the option multiplied by the number of shares subject to the option.

The foregoing description of the Amendment is qualified in its entirety by the terms of the Amendment, which is filed as Exhibit 2.1 to, and incorporated by reference in, this Current Report on Form 8-K.

Item 8.01 Other Events.

On February 5, 2007, the Company issued a press release announcing that the Company, Kimball and Merger Sub had entered into the Amendment and that the date, time and place of the Special Meeting of Stockholders is unchanged and is scheduled to be held on February 12, 2007 at 8:00 a.m. Eastern Time at the Company’s headquarters in Tampa Florida.

In addition, the Company announced the expiration of its cash tender offer and consent solicitation at 5:00 p.m. New York City Time on February 2, 2006 (the “Expiration Date”) and final results of the tender offer and consent solicitation. As of the Expiration Date, holders of $25,253,448 in aggregate principal amount of the Senior Secured Notes, representing 84.18% in principal amount of the outstanding notes, had been tendered. Kimball waived the 97% minimum tender condition as a condition to the merger from 97% to 84% and the Company waived the 97% minimum tender condition of the tender offer.

The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Important Additional Information.

The Company plans to file a Supplement (the “Supplement”) to the Proxy Statement filed with the Securities and Exchange Commission and mail the Supplement to its shareholders. The Supplement will contain information about Kimball, the Company, the Amendment and the proposed merger and related matters. Shareholders are urged to read the Supplement and proxy statement carefully when the Supplement is available, as it will contain important information that shareholders should consider before making a decision about the Merger. In addition to receiving the Supplement and the proxy statement from the Company by mail, shareholders will also be able to obtain the Supplement and the proxy statement, as well as other filings containing information about the Company, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from the Company.

The Company and its directors, executive officers, other members of its management, and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in favor of the Merger. Information regarding persons who may be deemed participants in the solicitation and any interests that those persons may have in the transaction will be set forth in the proxy statement.

Forward Looking Statements.

Statements in this Current Report on Form 8-K contain forward-looking statements, including statements regarding the expected benefits of the acquisition, which involve a number of risks and uncertainties. These statements are based on the Company’s current expectations and beliefs. Actual results could differ materially from the results implied by these statements. Factors that may cause or contribute to such differences include: the risk that the conditions to the offer and consent solicitation or the merger set forth in the merger agreement will not be satisfied, changes in both companies’ businesses during the period between now and the closing, developments in obtaining any necessary approvals for the transaction; the successful integration of the Company into Kimball’s business subsequent to the closing of the acquisition; timely development, competitive products and pricing, as well as fluctuations in demand; cost and availability of raw materials; uncertainties involved in implementing improvements in the manufacturing process; the ability to retain key management and technical personnel of the Company; adverse reactions to the proposed transaction by customers, suppliers and strategic partners; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The Company disclaims any intention or obligation to update or alter its forward-looking statements as the result of new information or developments occurring after the date of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Description

2.1	Amendment to Agreement and Plan of Merger, dated as of February 5, 2007 among Reptron Electronics, Inc., Kimball Electronics Manufacturing, Inc., and Gator Electronics, Inc.

99.1	Press Release, dated February 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REPTRON ELECTRONICS, INC.
(Registrant)

February 5, 2007	By:	/s/ Paul J. Plante
Paul J. Plante
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Amendment to Agreement and Plan of Merger, dated as of February 5, 2007 among Reptron Electronics, Inc., Kimball Electronics Manufacturing, Inc., and Gator Electronics, Inc.

99.1	Press Release, dated February 5, 2007.